SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of Earliest Event Reported):  January 5, 1996


                     E. I. du Pont de Nemours and Company
            (Exact Name of Registrant as Specified in Its Charter)


            Delaware                   1-815              51-0014090
    (State or Other Jurisdiction     (Commission       (I.R.S Employer
         of Incorporation)           File Number)     Identification No.)


                              1007 Market Street
                          Wilmington, Delaware  19898
                   (Address of principal executive offices)


      Registrant's telephone number, including area code:  (302) 774-1000














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Item 5.  Other Events

          In connection with Debt and/or Equity Securities that may be offered on a delayed or continuous basis under Registration Statements on Form S-3 (No. 33-48128, No. 33-53327 and No. 33-61339), we hereby file the following press release.


                                             Contact:  Kathleen H. Forte
                                                       (302) 773-4418


          WILMINGTON, Del., Jan. 5 -- DuPont today announced that it will take two nonrecurring charges against fourth quarter 1995 earnings totaling $.15 per share. The first charge relates to a recent settlement of a nationwide class-action plumbing lawsuit, and the second to write-downs of certain petroleum assets.

          In the fourth quarter, DuPont, Shell Chemical Corp. and Hoechst Celanese settled national class-action litigation in connection with allegedly defective plumbing systems made with polybutylene pipe and acetal fittings. DuPont manufacturers acetal resins from which it is alleged some of the acetal fittings were made. As a result of the settlement, DuPont will pay up to 10 percent of certain costs associated with plumbing systems that are replaced under the terms of the settlement. The company has made accruals in the past for estimated costs in connection with this matter, and will be taking an after-tax charge of $38 million (7 cents a share) in the fourth quarter to cover its share of estimated remaining costs.

          The Financial Accounting Standards Board has issued Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of." The Standard provides for the write-down of assets that are not expected to recover their book value. In the fourth quarter, an after-tax charge of about $45 million (8 cents a share) will be made, consistent with the provisions of this Standard, primarily related to the write-down of certain North American and European petroleum assets. The company has been actively engaged in rationalizing and upgrading its asset portfolio for several years.

          DuPont is a research and technology-based global chemical and energy company offering high-performance products based on chemicals, polymers, fibers and petroleum. Committed to better things for better living, DuPont serves world-wide markets in the aerospace, agriculture, apparel, automotive, construction, electronics, packaging, refining and transportation industries. Among DuPont's best known brands are TEFLON(R) fluoropolymer resins; SILVERSTONE(R) non-stick finishes; LYCRA(R) brand spandex fiber; STAINMASTER(R) flooring systems; KEVLAR(R) aramid fiber; TYVEK(R) spunbonded olefin; and CORIAN(R) solid surface material.




1/5/96


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                                  SIGNATURE



          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                 E. I. DU PONT DE NEMOURS AND COMPANY
                                             (Registrant)




                                           /s/ D. B. Smith
                                 ------------------------------------
                                             D. B. Smith
                                         Assistant Controller




January 5, 1996

























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